UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
December 11, 2012	0-17449

___________________________

PROCYON CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

1300 S. HIGHLAND

CLEARWATER, FL 33756

(727) 447-2998

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 11, 2012, Procyon Corporation’s (the “Company”) Board of Directors approved an Executive Employment Agreement entered into between the Company and Regina W. Anderson, the Company’s Chief Executive Officer.

Regina W. Anderson’s Executive Employment Agreement, which is effective November 1, 2012, provides for a base annual salary of $158,000 and other benefits, including certain short-term and long-term incentive bonus compensation based upon the Company achieving certain financial goals for net profit. Ms. Anderson’s Agreement calls for a term of one year, but may be terminated by either party, with or without cause, upon thirty day’s written notice.

A copy of Regina W. Anderson’s Executive Employment Agreement is attached to this report and incorporated herein as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth above, the Company entered into an Executive Employment Agreement with Regina W. Anderson, as approved by our Board of Directors on December 11, 2012. A copy of Regina W. Anderson’s Executive Employment Agreement is attached to this report and incorporated herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our annual meeting for fiscal 2013 on Tuesday, December 11, 2012, at 4:00 p.m. EST. The following matters were considered and approved by the shareholders:

The following six directors were elected to hold office for one-year terms or until their successors are elected and qualified:

	Votes For	Votes Against or Withheld	Total Voted
Regina W. Anderson	4,275,390	33,850	4,309,240
James B. Anderson	4,267,497	41,743	4,309,240
Justice W. Anderson	4,272,890	36,350	4,309,240
Michael T. Foley	4,284,997	24,243	4,309,240
Fred W. Suggs	4,284,997	24,243	4,309,240
Chester L. Wallack	4,284,997	24,243	4,309,240

Pursuant to the following vote, the appointment of Ferlita, Walsh & Gonzalez, P.A. as our independent certified public accountants for the 2013 fiscal year, was ratified:

Votes For	5,296,127
Votes Against	1,000
Votes Abstaining	0
Total Voted	5,297,127

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Executive Employment Agreement of Regina W. Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012.	Procyon Corporation
By: /s/ Regina W. Anderson
Regina W. Anderson,
Chief Executive Officer

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